UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 4, 2008
Tesoro Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-3473	95-0862768
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

300 Concord Plaza Drive		78216-6999
San Antonio, Texas		(Zip Code)
(Address of principal executive offices)
(210) 828-8484
(Registrant’s telephone number,
including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03	Material Modifications to Rights of Security Holders
The information contained in Item 5.03 is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
On February 4, 2008, Tesoro Corporation (the “Company”) filed a Certificate of Elimination (the “Certificate of Elimination”) with the Secretary of State of the State of Delaware to eliminate all references in the Company’s Restated Certificate of Incorporation to its 8% Convertible Preferred Stock, $2.16 Cumulative Convertible Preferred Stock, $2.20 Cumulative Convertible Preferred Stock, Series A Participating Preferred Stock, and 7.25% Mandatorily Convertible Preferred Stock (collectively, the “Designated Preferred Stock”), none of which series of Designated Preferred Stock are outstanding. A copy of the Certificate of Elimination is attached hereto as Exhibit 3.1 and incorporated herein by reference.
On February 4, 2008, the Company subsequently filed a Certificate of Designations (the “Certificate of Designations”) of Series B Junior Participating Preferred Stock (the “Series B Preferred Stock”) with the Secretary of State of the State of Delaware, designating 1,250,000 shares of Series B Preferred Stock. The creation of the Series B Preferred Stock was authorized by the Company’s board of directors on November 20, 2006 in connection with the adoption of the Company’s stockholder rights plan, which is described in the Company’s Current Report on Form 8-K filed November 21, 2006. A copy of the Certificate of Designations is attached hereto as Exhibit 3.2 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits
(d)	Exhibits.
3.1	Certificate of Elimination of 8% Convertible Preferred Stock, $2.16 Cumulative Convertible Preferred Stock, $2.20 Cumulative Convertible Preferred Stock, Series A Participating Preferred Stock, and 7.25% Mandatorily Convertible Preferred Stock.

3.2	Certificate of Designations of Series B Junior Participating Preferred Stock.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: February 6, 2008

TESORO CORPORATION
By:	/s/ Charles S. Parrish
Charles S. Parrish
Senior Vice President, General Counsel and Secretary

Index to Exhibits

Item
Number	Exhibit

3.1	Certificate of Elimination of 8% Convertible Preferred Stock, $2.16 Cumulative Convertible Preferred Stock, $2.20 Cumulative Convertible Preferred Stock, Series A Participating Preferred Stock, and 7.25% Mandatorily Convertible Preferred Stock.

3.2	Certificate of Designations of Series B Junior Participating Preferred Stock.